As filed with the Securities and Exchange Commission on April 1, 2015

Registration No. 333-198695

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZILLOW GROUP, INC.

(formerly Zebra Holdco, Inc.)

(Exact name of registrant as specified in its charter)

Washington	47-1645716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Spencer M. Rascoff

Chief Executive Officer

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

(206) 470-7000

(https://twitter.com/zillowgroup)

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David F. McShea	Kathleen Philips
Andrew B. Moore	Chief Operating Officer and Secretary
Perkins Coie LLP	Zillow Group, Inc.
1201 Third Avenue, Suite 4900	1301 Second Avenue, Floor 31
Seattle, Washington 98101	Seattle, Washington 98101
(206) 359-8000	(206) 470-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

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If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

All filing fees payable in connection with the securities on this Registration Statement were previously paid upon the filing of the Registration Statement on September 12, 2014.

EXPLANATORY NOTE

The securities subject to this Registration Statement were previously included in the Registration Statement on Form S-4 (SEC Registration No. 333-198695) declared effective by the Securities and Exchange Commission (the “SEC”) on November 17, 2014. Effective February 17, 2015 (the “Effective Date”), pursuant to the Agreement and Plan of Merger among Zillow, Inc. (“Zillow”), Zillow Group, Inc. (f/k/a Zebra Holdco, Inc.) and Trulia, Inc. (“Trulia”), dated as of July 28, 2014 (the “Merger Agreement”), Zillow completed its acquisition of Trulia under a new holding company, Zillow Group, Inc. (the “Company,” “we,” “our” or “us”). The acquisition was effected by (i) merging a newly formed direct subsidiary of the Company with and into Zillow, with Zillow surviving the merger as a wholly owned direct subsidiary of the Company (the “Zillow Merger”); and (ii) merging a newly formed direct subsidiary of the Company with and into Trulia, with Trulia surviving the merger as a wholly owned direct subsidiary of the Company (the “Trulia Merger,” and, together with the Zillow Merger, the “Mergers”).

This Post-Effective Amendment No. 1 on Form S-3 to our Registration Statement on Form S-4 relates to the continued offering of 124,716 shares of our Class A common stock issuable upon the exercise of outstanding options to purchase shares of our Class A common stock held, as of the Effective Date, by former directors, employees or other service providers of Trulia or Zillow, as the case may be, all of which options were assumed by the Company in connection with the Mergers. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of additional shares of our common stock that may hereafter be offered or issued with respect to the shares registered hereby resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

PROSPECTUS

ZILLOW GROUP, INC.

124,716 Shares of Class A Common Stock

Underlying Options Previously Granted

This prospectus relates to up to 124,716 shares of our Class A common stock, par value $0.0001 per share. The shares of Class A common stock are issuable upon the exercise of outstanding options to purchase shares of our common stock held by former directors, employees or other service providers of our wholly owned subsidiaries Trulia, Inc. (“Trulia”) and Zillow, Inc. (“Zillow”). As the new holding company of Zillow and Trulia, all of the options were assumed by us in connection with Zillow’s acquisition of Trulia. The acquisition was completed on February 17, 2015. In order to obtain the shares of Class A common stock, the option holders must pay an exercise price. The weighted average exercise price for the option holders is $12.38.

We will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of Class A common stock are covered by this prospectus.

Our Class A common stock is listed on The Nasdaq Global Select Market under the symbol “Z.” On March 25, 2015, the last reported sale price of our Class A common stock on The Nasdaq Global Select Market was $103.20 per share.

Investing in our securities involves risks. See the sections entitled “Forward-Looking Information” and “Risk Factors” starting on page 2 of this prospectus, and in any accompanying prospectus supplement, as well as documents which are incorporated herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 1, 2015.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed or hereafter file with the Securities and Exchange Commission (“SEC”) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. This summary does not contain all of the information you should consider before investing in our Class A common stock. You should read the entire prospectus carefully, including the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page 2, and as updated in any future filings made with the SEC that are incorporated by reference herein, and the other information and documents incorporated into this prospectus by reference. Please see “Where You Can Find More Information” beginning on page 9. As used in this prospectus, unless otherwise specified or the context requires otherwise, the terms the “Company,” “Zillow Group,” or “we,” “our” or “us” refer to Zillow Group, Inc. and its subsidiaries, including Zillow, Inc. (“Zillow”) and Trulia, Inc. (“Trulia”).

Overview

Zillow Group, Inc., formerly known as Zebra Holdco, Inc., is a Washington company incorporated on July 25, 2014. Zillow Group was formed for the purpose of effecting Zillow’s acquisition of Trulia under a new holding company as contemplated by the Agreement and Plan of Merger among Zillow, Zillow Group and Trulia, dated as of July 28, 2014 (the “Merger Agreement”). The parties completed the acquisition effective as of February 17, 2015, by (i) merging a newly formed direct subsidiary of Zillow Group with and into Zillow, with Zillow surviving the merger as a wholly owned direct subsidiary of Zillow Group (the “Zillow Merger”); and (ii) merging a newly formed direct subsidiary of Zillow Group with and into Trulia, with Trulia surviving the merger as a wholly owned direct subsidiary of Zillow Group (the “Trulia Merger,” and, together with the Zillow Merger, the “Mergers”).

Zillow, Inc. was incorporated as a Washington corporation effective December 13, 2004, and launched the initial version of its website, Zillow.com, in February 2006. Zillow operates the leading real estate and home-related information marketplaces on mobile and the Web, with a complementary portfolio of brands and products to help people find vital information about homes and connect with local professionals.

Trulia, Inc. was incorporated as a Delaware corporation effective June 1, 2005 as Realwide, Inc. On September 22, 2005, it changed its name to Trulia, Inc. Trulia’s mobile and web products provide buyers, sellers, renters and real estate professionals with tools and information for the home search process and provide agents with an end-to-end platform that enables them to find and serve clients.

Zillow Group intends to maintain both the Zillow and Trulia consumer brands, offering buyers, sellers, homeowners and renters access to vital information about homes and real estate for free, and providing advertising and software solutions that help real estate professionals manage and grow their businesses.

Company Information

Our principal executive office is located at 1301 Second Avenue, Floor 31, Seattle Washington 98101, and our telephone number is (206) 470-7000. We maintain an Internet website at www.zillowgroup.com. Information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

In addition to the other information included in, or incorporated by reference in, this prospectus, including the matters addressed in “Cautionary Note Concerning Forward-Looking Statements” beginning on page 7 you should carefully consider the risks described below before deciding to invest in our Class A common stock. You should also read and consider the risk factors associated with each of the businesses of Zillow and Trulia because these risk factors may affect our operations and financial results. These risk factors may be found under Part I, Item 1A of Zillow’s Annual Report on Form 10-K for the year ended December 31, 2014 and in Part I, Item 1A of Trulia’s Annual Report on Form 10-K for the year ended December 31, 2014, each of which is on file with the SEC and both of which are incorporated by reference into this prospectus. Furthermore, you should read and consider the other information in this prospectus and the other documents incorporated by reference herein. See “Where You Can Find More Information” beginning on page 9 for the location of information incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that are not now believed to be important also may adversely affect us.

Risk Factors Relating to Our Business

Unless the context requires otherwise, references to “the Company,” “we,” or “us” are to Zillow Group, Inc. as directly or indirectly affected by, acting through or having the attributes of, one or more of Zillow, Trulia and their respective direct and indirect subsidiaries, in each case by virtue of Zillow Group’s direct or indirect ownership thereof.

We May Never Realize the Anticipated Benefits from the Mergers.

The Mergers involve the integration of two companies that operated independently prior to February 17, 2015. Although we believe the Mergers have the potential to result in substantial financial and operating benefits, including increased revenues, cost savings and other benefits, it is speculative when, whether and to what extent we will be able to realize increased revenues, cost savings or other benefits, if at all.

The Loss of Key Employees or the Inability to Recruit and Retain Qualified Employees Could Adversely Affect Our Profitability, Results of Operations and Ability to Compete.

Our success depends on our ability to attract, retain and motivate qualified employees, including key management. Experienced employees in the industries in which we operate are in high demand, and competition for their talents can be intense. Losing or being unable to recruit and retain employees who possess substantial experience or expertise could materially and adversely affect our ability to compete, thereby materially adversely affecting our results of operations and prospects. In addition, current and prospective employees could experience uncertainty about their futures with us during the integration period. The potential distractions related to the integration may adversely affect our ability to keep executives and other key employees focused on business strategies and goals and to address other important personnel matters. Operational matters related to the integration may create challenges as management works to maintain a vibrant corporate culture. The inability to effectively attract, retain and motivate employees who possess substantial experience or expertise could materially adversely affect our ability to successfully manage our growth and fully realize anticipated synergies among the combined companies.

We Will Continue to Face Intense Competition to Attract and Retain Users and Advertisers.

We intend to maintain both the Zillow and Trulia consumer brands. We operate in a very competitive segment, and competition could impair our ability to attract and retain users and advertisers. Our success will require continued innovation in providing products and services that are useful to consumers and real estate, rental, mortgage, and home improvement professionals, and attractive to advertisers. Further, many current advertisers of Zillow and Trulia are party to short-term contracts, and such advertisers could choose to modify or discontinue their relationships with Zillow or Trulia, respectively, with little or no advance notice, including because of perceived conflicts or uncertainties arising from the combination of the two companies. Our failure to differentiate our products and services or to attract and retain users and advertisers could adversely affect our profitability and results of operations.

We May Be Unable to Increase Awareness of the Zillow and Trulia Brands in a Cost-Effective Manner, Which Could Harm Our Business.

Awareness, perceived quality, and differentiation of the Zillow and Trulia brands will be important to our ability to attract users and advertisers. Both Zillow and Trulia have invested heavily in advertising to increase brand awareness, and the results of these investments may be negatively impacted by the Mergers, including as a result of confusion or dilution of the Zillow and Trulia brands with the introduction of Zillow Group as a holding company. If the returns on these investments are less than anticipated, our business, results of operations, and financial condition could be harmed.

We May Not Be Able to Maintain or Establish Relationships With Real Estate Brokerages, Real Estate Listing Aggregators, Multiple Listing Services, Property Management Companies, Home Builders, Data Providers, or Other Third-Party Listing Providers, Which Could Impair Our Ability to Attract and Retain Users.

Our ability to attract users will depend to some degree on our ability to provide robust for-sale and rental listings and other real estate-related data. Real estate brokerages, real estate listing aggregators, multiple listing services, property management companies, home builders, data providers, or other third-party listing providers may defer entering into or renewing contracts, or seek to change existing business relationships, with Zillow, Trulia, or Zillow Group, as appropriate, including as a result of perceived conflicts or uncertainty arising from the Mergers. The loss of these relationships or the negotiation of terms that are less favorable to us could harm our business, results of operations, and financial condition.

Zillow and Trulia Are Involved in Arrangements With Third Parties That May Restrict Our Ability to Promote and Develop Certain Products and Fully Utilize Certain Intellectual Property and Other Assets Across the Combined Companies.

Zillow and Trulia are each party to certain co-promotion, development, licensing, and other agreements with third parties, some of which may contain provisions limiting Zillow’s or Trulia’s ability to promote and/or develop certain products. As a result of the completion of the Mergers, products previously offered by either Zillow or Trulia may become subject to these restrictions by virtue of the combination of the two companies under Zillow Group. If it is determined that any of our products are subject to these restrictions, we may be required to divest, license, or otherwise cease offering these products. In the event any product captured by these restrictions contributes significantly to sales, the divesture of rights to offer the product could have an adverse effect on our business, cash flows, results of operations, financial position, and prospects. Further, such agreements may restrict Zillow Group’s ability to fully utilize certain third-party intellectual property and other assets if such rights are limited to Zillow or Trulia, as applicable, which may in turn limit our ability to realize certain anticipated synergies.

Risk Factors Relating to Our Class A Common Stock

The Market Price for Shares of Our Class A Common Stock May Be Affected by Factors Different From Those Which Historically Affected Market Prices for Shares of Zillow Class A Common Stock and Trulia Common Stock.

Although, as a holding company, Zillow Group is generally subject to the same risks that each of Zillow and Trulia faces, those risks may affect the results of operations of Zillow Group differently than they affected the results of operations of each of Zillow and Trulia as separate companies. Additionally, the results of operations of Zillow Group may be affected by additional or different factors than those that currently affect the results of operations of Zillow and Trulia, including, but not limited to, complexities associated with managing the larger, more complex, combined business; integrating personnel from the two companies while maintaining focus on providing high-quality products and services; and potential performance issues resulting from the diversion of management’s attention caused by integrating the companies’ operations. For a discussion of the businesses of Zillow and Trulia and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this prospectus and referred to in the section entitled “Where You Can Find More Information.”

The Market Price of Our Class A Common Stock May Decline if We Do Not Achieve the Anticipated Benefits of the Mergers.

The market price of our Class A common stock may decline if, among other factors, the integration of Zillow and Trulia is unsuccessful, the operational cost savings estimates are not realized, or the transaction costs related to the Mergers are greater than expected. The market price of our Class A common stock also may decline if we do not achieve the perceived benefits of the Mergers as rapidly as or to the extent anticipated by financial or industry analysts or if the effect of the Mergers on our financial results is not consistent with the expectations of financial or industry analysts.

Our Future Results Will Suffer if We Do Not Effectively Manage Our Expanded Operations.

As a result of the Mergers, the size of our business increased significantly. Our future success depends, in part, upon our ability to manage this growth, which will place substantial demands on management and operational infrastructure. There can be no assurances that we will be successful or that we will realize the expected operating efficiencies, cost savings, revenue enhancements, and other benefits currently anticipated from the Mergers.

There Was No Public Market for Our Class A Common Stock Prior to Completion of the Mergers, and an Active Public Market May Not Develop or Continue.

No public market existed for our Class A common stock prior to completion of the Mergers. Our Class A common stock began trading on The Nasdaq Global Select Market on February 18, 2015. We cannot predict the extent to which an active trading market for our Class A common stock will develop or continue or how liquid such market may be.

The Price of Our Class A Common Stock May Be Volatile.

The price of our Class A common stock may be volatile and subject to wide fluctuations. In addition, the trading volume of our Class A common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the price of our Class A common stock will not fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our performance.

We Have Not Yet Determined Our Dividend Policy and May Not Pay Dividends.

We have not yet determined our dividend policy. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law, rule or regulation, business and investment strategy, and other factors that our board deems relevant. Our board may decide not to pay periodic or other dividends to holders of our Class A common stock. If we do not pay dividends, then the return on an investment in our Class A common stock will depend entirely upon any future appreciation in its stock price. There is no guarantee that our Class A common stock will appreciate in value or maintain its value.

We May Engage in Future Acquisitions That May Dilute Our Shareholders’ Ownership and Cause Us to Incur Debt and Assume Contingent Liabilities.

As part of our business strategy, we expect to review potential acquisitions that could complement our product offerings, augment our market coverage, or enhance our technical capabilities. While we have no definitive agreements providing for any acquisitions, we may acquire businesses, products, or technologies in the future. In the event of future acquisitions, we could issue equity securities that would dilute our then-existing shareholders’ ownership, incur substantial debt or other financial obligations, or assume contingent liabilities. Any of these actions could seriously harm our results of operations or the price of our Class A common stock.

The Structure of Our Capital Stock as Contained in Our Charter Documents Has the Effect of Concentrating Voting Control With Zillow’s Founders and Limits Your Ability to Influence Corporate Matters.

Our capital structure includes authorized Class A common stock and authorized Class B common stock. Our Class A common stock entitles its holder to one vote per share, and our Class B common stock entitles its holder to ten votes per share. All shares of our Class B common stock are held or controlled by Zillow’s founders, Richard Barton and Lloyd Frink. As of March 20, 2015, Mr. Barton’s holdings and Mr. Frink’s holdings represented approximately 32% and 21%, respectively, of the voting power of our outstanding capital stock.

For the foreseeable future, Mr. Barton and Mr. Frink will therefore have significant control over Zillow Group’s management and affairs and will be able to control most matters requiring shareholder approval, including the election or removal (with or without cause) of directors and the approval of any significant corporate transaction, such as a merger or other sale of Zillow Group or its assets. Our amended and restated articles of incorporation also authorize a class of nonvoting capital stock designated as Class C capital stock. Because the Class C capital stock carries no voting rights (except as required by applicable law or as expressly provided in our amended and restated articles of incorporation), the issuance of any Class C capital stock in the future could prolong the duration of Mr. Barton’s and Mr. Frink’s relative ownership of Zillow Group’s voting power. This concentrated control could delay, defer or prevent a change of control, merger, consolidation, takeover, or other business combination involving us that you, as a shareholder, may otherwise support. This concentrated control could also discourage a potential investor from acquiring our Class A common stock (or our Class C capital stock, if any Class C capital stock is issued and becomes publicly traded) due to the limited voting power of such stock relative to our Class B common stock and might harm the market price of our Class A common stock (and our Class C capital stock, if it is publicly traded).

Anti-Takeover Provisions in Our Charter Documents and Under Washington Law Could Make an Acquisition of Zillow Group More Difficult, Limit Attempts by Shareholders to Replace or Remove Our Management and Affect the Market Price of Our Class A Common Stock.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated articles of incorporation and amended and restated bylaws include provisions, some of which will become effective only after the date (the “threshold date”) on which our Class B common stock controlled by Zillow’s founders represents less than 7% of the aggregate number of shares of our outstanding Class A common stock and Class B common stock, that:

•	set forth the structure of our capital stock, which concentrates voting control of matters submitted to a vote of our shareholders with the holders of our Class B common stock, which are held or controlled by Zillow’s founders;

•	authorize our board of directors to issue, without further action by our shareholders, up to 30,000,000 shares of undesignated preferred stock, subject, prior to the threshold date, to the approval rights of the holders of our Class B common stock;

•	authorize our board of directors to issue, without further action by our shareholders, up to 600,000,000 shares of nonvoting Class C capital stock;

•	establish that our board of directors will be divided into three classes, Class I, Class II, and Class III, with each class serving three-year staggered terms;

•	prohibit cumulative voting in the election of directors;

•	provide that, after the threshold date, our directors may be removed only for cause;

•	provide that, after the threshold date, vacancies on our board of directors may be filled only by the affirmative vote of a majority of directors then in office or by the sole remaining director;

•	provide that only our board of directors may change the board’s size;

•	specify that special meetings of our shareholders can be called only by our board of directors, the chair of our board, our chief executive officer, our president or, prior to the threshold date, holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at any such special meeting;

•	establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders, including proposed nominations of persons for election to our board of directors;

•	require the approval of our board of directors or the holders of at least two-thirds of all the votes entitled to be cast by our shareholders generally in the election of directors, voting together as a single group, to amend or repeal our bylaws; and

•	require the approval of not less than two-thirds of all the votes entitled to be cast on a proposed amendment, voting together as a single group, to amend certain provisions of our articles of incorporation.

Prior to the threshold date, our directors can be removed with or without cause by holders of our Class A common stock and Class B common stock, voting together as a single group, and vacancies on the board of directors may be filled by such shareholders, voting together as a single group. Given the structure of our common stock, Zillow’s founders, Richard Barton and Lloyd Frink, who hold or control all shares of our Class B common stock, will have the ability for the foreseeable future to control these shareholder actions. See the risk factor above titled “The Structure of Our Capital Stock as Contained in Our Charter Documents Has the Effect of Concentrating Voting Control With Zillow’s Founders and Limits Your Ability to Influence Corporate Matters.”

The provisions described above, after the threshold date, may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, which board is responsible for appointing our management. In addition, because we are incorporated in the State of Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which prohibits certain business combinations between us and certain significant shareholders unless specified conditions are met. These provisions may also have the effect of delaying or preventing a change of control of Zillow Group, even if this change of control would benefit our shareholders.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this document, contains forward-looking statements, both with respect to us and our industry. These statements reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in those statements, and therefore, you should not place undue reliance on any of those statements. In particular, you should consider the risks and uncertainties described under “Risk Factors” beginning on page 2. The following factors, among others, could also cause actual results to differ from those set forth in the forward-looking statements:

•	The ability of the combined companies to innovate;

•	The ability of the combined companies to realize opportunities of scale;

•	The migration of advertising dollars in the real estate sector to online and mobile;

•	The growth rate of the combined companies;

•	Zillow’s and Trulia’s abilities to deliver greater return on investment to their advertisers;

•	Uncertainty as to whether the businesses will be successfully integrated in a timely and cost-efficient manner;

•	Uncertainty as to the long-term value of our Class A common stock;

•	The risk that expected cost savings or other synergies from the Mergers may not be fully realized or may take longer to realize than expected; and

•	The risk that business disruption relating to the Mergers may be greater than expected.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors set forth in this prospectus and the risk factors included in Zillow’s Annual Report on Form 10-K for the year ended December 31, 2014 and Trulia’s Annual Report on Form 10-K for the year ended December 31, 2014, and the risk factors set forth in the other documents of Zillow Group, Zillow, and Trulia on file with the SEC. Any forward-looking statements made in these materials are qualified in their entirety by the cautionary statements contained or referred to in this section, and there is no assurance that the actual results or developments anticipated by Zillow Group, Zillow or Trulia will be realized or that, even if substantially realized, they will have the expected consequences to, or effects on, their respective businesses or operations. Except to the extent required by applicable law, we do not undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Class A common stock covered by this prospectus other than proceeds from the exercise of the options whose underlying shares of Class A common stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

DESCRIPTION OF SECURITIES

The description of our Class A common stock contained in our Current Report on Form 8-K12B filed with the SEC on February 17, 2015 is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering 124,716 shares of our Class A common stock issuable upon the exercise of the options.

Pursuant to the terms of the applicable options, shares of our Class A common stock will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the options will be exercised. We also do not know whether any of the shares of Class A common stock acquired upon exercise of any options will subsequently be resold.

LEGAL MATTERS

Perkins Coie LLP will pass upon the validity of the Class A common stock offered by this prospectus.

EXPERTS

The consolidated financial statements of Zillow incorporated by reference in this prospectus from Zillow’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Zillow’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference in this prospectus and elsewhere in the registration statement. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements, and the related financial statement schedule of Trulia, Inc., incorporated in this Prospectus by reference from Trulia’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of Trulia, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to Zillow Group’s acquisition of Trulia on February 17, 2015 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Some information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our subsidiaries Zillow and Trulia have been reporting companies in the past and have filed annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by us, Zillow or Trulia at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us, Zillow and Trulia, at www.sec.gov. You may also access the SEC filings and obtain other information about us at investors.zillowgroup.com. The information contained in our website is not incorporated by reference in prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Zillow Group (SEC file number 001-36853), Zillow (SEC file number 001-35237) and Trulia (SEC file number 001-35650) have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Zillow Group’s Filings with the SEC	Period and/or Filing Date

Current Reports on Forms 8-K, 8-K/A and 8-K12B	Filed February 17, 2015, February 24, 2015, March 16, 2015 and April 1, 2015

Zillow’s Filings with the SEC	Period and/or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2014, as filed February 17, 2015

Current Reports on Form 8-K	Filed January 6, 2015, February 13, 2015 and February 17, 2015

Trulia’s Filings with the SEC	Period and/or Filing Date

Annual Report on Form 10-K	Year ended December 31, 2014, as filed March 2, 2015

Current Reports on Form 8-K	Filed February 2, 2015, February 17, 2015 and February 24, 2015

In addition, all documents we, Zillow and/or Trulia file (other than documents or portions of documents that under applicable SEC rules are furnished instead of filed) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (i) on or after the date of filing of this post-effective amendment to the Registration Statement containing this prospectus and prior to the effectiveness of this post-effective amendment to Registration Statement, and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or this Registration Statement has been withdrawn shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

You may also obtain copies of any document incorporated in this prospectus, without charge, by requesting them in writing or by telephone at the following address:

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Attention: Investor Relations

(866) 504-0030

investors.zillowgroup.com

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced, will not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus.

ZILLOW GROUP, INC.

124,716 Shares of Class A Common Stock

Underlying Options Previously Granted

PROSPECTUS

April 1, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	20,000
Accounting fees and expenses	15,000
Printing and mailing expenses	5,000
Miscellaneous fees and expenses	500

Total expenses	$40,500

Zillow Group, Inc. (the “Registrant”) will pay all of the above fees and expenses. All expenses are estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Washington law provides that a director of a corporation shall not be personally liable for reasonable expenses incurred in the wholly successful defense of a proceeding to which the director was a party because of being a director. Washington law provides further that a director may be indemnified against liability incurred in a proceeding to which he or she is a party because of being a director so long as:

•	the director acted in good faith;

•	the director reasonably believed, in the case of conduct in the director’s official capacity, that his or her conduct was in the corporation’s best interests or, in all other cases, that his or her conduct was not opposed to the best interests of the corporation; and

•	in the case of a criminal proceeding, the director had no reasonable cause to believe that his or her conduct was unlawful.

A director generally may not, however, be indemnified:

•	in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation;

•	in connection with any other proceeding in which the director was adjudged liable for receiving improper personal benefit;

•	for acts or omissions of the director that involve intentional misconduct or knowing violation of law; or

•	for unlawful distributions to shareholders.

Zillow Group’s amended and restated articles of incorporation and Zillow Group’s amended and restated bylaws provide that Zillow Group will indemnify its directors and officers to the fullest extent permitted by law. Zillow Group’s amended and restated bylaws also permit it to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in connection with his or her services to Zillow Group, regardless of whether its bylaws permit such indemnification.

Zillow Group either has or expects to enter into agreements to indemnify its directors and certain of its officers to the fullest extent allowed under Washington law. These agreements provide, among other things, that Zillow Group will indemnify its directors and certain of its officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in Zillow Group’s right, on account of any services undertaken by such person on its behalf or that person’s status as a director or officer of the registrant. Zillow Group also has obtained directors’ and officers’ liability insurance.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Zillow Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 1st day of April, 2015.

ZILLOW GROUP, INC.

By:	/s/ SPENCER M. RASCOFF
Name:	Spencer M. Rascoff
Title:	Chief Executive Officer

Each person whose signature appears below constitutes and appoints Spencer M. Rascoff, Chad M. Cohen and Kathleen Philips, or any of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to Registration Statement No. 333-198695, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated below on April 1, 2015.

Signature	Title

/s/ SPENCER M. RASCOFF	Chief Executive Officer and Director (Principal Executive Officer)
Spencer M. Rascoff

/s/ CHAD M. COHEN	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Chad M. Cohen

/s/ RICHARD N. BARTON	Executive Chairman and Director
Richard N. Barton

/s/ ERIK BLACHFORD	Director
Erik Blachford

Director
Peter Flint

/s/ LLOYD D. FRINK	Vice Chairman, President and Director
Lloyd D. Frink

/s/ J. WILLIAM GURLEY	Director
J. William Gurley

/s/ JAY C. HOAG	Director
Jay C. Hoag

/s/ GREGORY B. MAFFEI	Director
Gregory B. Maffei

/s/ GORDON STEPHENSON	Director
Gordon Stephenson

Director
Gregory Waldorf

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Zillow Group, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K filed with the Commission on February 17, 2015).

4.2	Amended and Restated Bylaws of Zillow Group, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Report on Form 8-K filed with the Commission on February 17, 2015).

5.1	Opinion of Perkins Coie LLP regarding the legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Zillow.

23.2	Consent of Deloitte & Touch LLP, independent registered public accounting firm for Trulia.

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page).